UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 15, 2018

Biolase, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-36479	87-0442441
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4 Cromwell, Irvine, California		92618
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	949-361-1200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 15, 2018, the Board of Directors (the "Board") of Biolase, Inc. (the "Company") elected Jess Roper and Todd Norbe to the Board. In connection with their election to the Board, Mr. Roper was appointed to serve as a member and as Chair of the Audit Committee of the Board, and Mr. Norbe was appointed to serve as a member of the Compensation Committee of the Board.

Jess Roper was most recently Senior Vice President and Chief Financial Officer of Dexcom, Inc., where he held executive leadership positions from 2005 to 2017. Dexcom is a San Diego-based developer and marketer of continuous glucose monitoring systems for ambulatory use by patients and by healthcare providers in hospitals. Mr. Roper previously held financial management positions with two other publicly traded companies and one venture-funded company. Earlier in his career, Mr. Roper was an auditor with PricewaterhouseCoopers, and a bank and information systems examiner with the Office of the Comptroller of the Currency.

Mr. Roper has a Master of Science in Corporate Accountancy and a Bachelor of Science in Business Administration in Finance from San Diego State University, and is a Certified Public Accountant.

There are no understandings or arrangements between Mr. Roper or any other person and the Company or any of its subsidiaries pursuant to which Mr. Roper was selected to serve as a director of the Company. There are no family relationships between Mr. Roper and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer, and there are no transactions between Mr. Roper or any of his immediate family members and the Company or any of its subsidiaries.

Pursuant to the terms of the Company’s 2018 Long-Term Incentive Plan, upon his election to the Board and his appointment as Chair of the Audit Committee of the Board, Mr. Roper received an automatic award of 83,333 stock-settled restricted stock units, which fully vest on May 9, 2019. Upon vesting, each unit shall be settled with one share of Company's Common Stock.

Todd Norbe was most recently President, North America of KaVo Kerr, a subsidiary of the Danaher Corporation that provides dental instruments, imaging solutions, dental treatment units and related consumables worldwide, where he held executive leadership positions from 2006 to 2018. Previously, Mr. Norbe served as Vice President and General Manager of Metrex Medical – Sybron Dental Specialties, continuing in that role after it was acquired by Danaher in 2006.

Mr. Norbe has a Master of Business Administration in Management from Fairleigh Dickinson University and a Bachelor of Science degree in Marketing from Bloomsburg University.

Pursuant to the terms of the Company’s 2018 Long-Term Incentive Plan, upon his election to the Board and his appointment to the Compensation Committee of the Board, Mr. Norbe received an automatic award of 71,667 stock-settled restricted stock units, which fully vest on May 9, 2019. Upon vesting, each unit shall be settled with one share of Company's Common Stock.

There are no understandings or arrangements between Mr. Norbe or any other person and the Company or any of its subsidiaries pursuant to which Mr. Norbe was selected to serve as a director of the Company. There are no family relationships between Mr. Norbe and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer, and there are no transactions between Mr. Norbe or any of his immediate family members and the Company or any of its subsidiaries.

Item 7.01 Regulation FD Disclosure.

On June 19, 2018, the Company issued a press release announcing the election of Messrs. Roper and Norbe to the Board, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

99.1 Press Release of Biolase, Inc., dated June 19, 2018.

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Exhibit Index

Exhibit No.	Description

99.1	Press Release of Biolase, Inc., dated June 19, 2018.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Biolase, Inc.

June 19, 2018	By:	/s/ John R. Beaver

Name: John R. Beaver
Title: Interim Chief Executive Officer

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